EXHIBIT 13.2

CERTIFICATION OF CHIEF FINANCIAL OFFICER PURSUANT TO 18 U.S.C.
SECTION 1350, AS ADOPTED PURSUANT TO SECTION 906 OF THE
SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report on Form 20-F of IRSA Inversiones y Representaciones Sociedad Anónima (the “Company”) for the fiscal year ended June 30, 2016 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Matias Gaivironsky, as Chief Financial and Administrative Officer of the Company, hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities and Exchange Act of 1934, except as disclosed in “Item 15. Controls and Procedures ̶  A. Disclosure Controls and Procedures” of the Report; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

IRSA Inversiones y Representaciones Sociedad Anónima

October 31, 2016.	By:	/s/ Matías Gaivironsky
Matías Gaivironsky
Chief Financial and Administrative Officer

This certification accompanies the Report pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not, except as to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Company for purposes of Section 18 of the Securities and Exchange Act of 1934, as amended.